CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP
We hereby consent to the reference to our firm included in the prospectuses and statement of additional information of the McMorgan Funds, filed as part of this Post-Effective Amendment No. 24 to the McMorgan Funds’ Registration Statement under the Securities Act of 1933 (File No. 33-75708) and Amendment No. 28 to the McMorgan Funds’ Registration Statement under the Investment Company Act of 1940 (File No. 811-8370).

Sutherland Asbill & Brennan LLP
Washington, D.C.
October 17, 2007